Exhibit 99.1

LogMeIn Announces Second Quarter 2012 Results

Reports Quarterly Revenue of $33.8 Million; Non-GAAP Net Income per share of $0.17;

GAAP Net Income per share of $0.02

Woburn, Mass., July 25, 2012 – LogMeIn, Inc. (NASDAQ: LOGM), a leading provider of essential cloud-based services, today announced its results for the quarter ended June 30, 2012.

For the second quarter of 2012, total revenue increased 16 percent to $33.8 million, up from $29.1 million reported in the second quarter of 2011. Total subscription revenue increased 24 percent to $33.2 million, up from $26.8 million in the second quarter of 2011.

GAAP net income for the second quarter of 2012 was $576,000, or $0.02 per diluted share. GAAP net income includes $3.1 million in stock compensation expense, $39,000 in patent litigation related expense, and $1.5 million in acquisition related costs and amortization. This compares to GAAP net income of $2.7 million, or $0.11 per diluted share, reported in the second quarter of 2011.

Non-GAAP net income for the second quarter of 2012, which excludes stock compensation expense, patent litigation related expense and acquisition related costs and amortization, was $4.2 million, or $0.17 per diluted share, as compared to $4.3 million, or $0.17 per diluted share, reported in the second quarter of 2011.

Non-GAAP cash flows from operations for the second quarter of 2012 was $8.5 million, or 25 percent of revenue. The Company closed the quarter with cash, cash equivalents and short-term investments of $198.5 million. Additionally, the Company reported total deferred revenue of $62.8 million, an increase of 23 percent from the $51.1 million reported in the second quarter of the prior year.

“In Q2, we delivered strong growth in subscription revenue while adding a significant number of premium subscribers. Moves in late 2011 and early 2012 designed to significantly expand our top of funnel continue to help fuel a large increase in new, first time users of our services,” said Michael Simon, CEO of LogMeIn. “Subscription revenue increased 24 percent year-over-year and we added approximately 24,000 new subscribers while attracting 2.4 million first time users.”

Simon continued, “Sales growth in Europe during the quarter was slower than we forecasted. However, our other businesses and geographies continue to perform very well, and helped to deliver solid margin expansion, along with strong cash flows during the quarter. While the slower European growth will have a near-term impact on annual revenue, our operating margins remain strong and we expect total sales growth to accelerate in the second half of the year.”

“During the quarter, we continued to invest in near- and mid-term opportunities designed to expand our product portfolio and bring our services to a wider group of businesses and users. The beta introduction of Cubby, our first cloud-based offering to take advantage of our proprietary data sync and storage infrastructure, has been exceptionally well received by users and press, alike. We believe it will ultimately complement our extremely popular join.me product to serve an increasingly large population of mobile professionals, while providing new engines of growth for our business, as a whole,” concluded Simon.

Business Outlook

Based on information available as of July 25, 2012, LogMeIn is issuing guidance for the third quarter 2012 and fiscal year 2012 as follows:

Third Quarter 2012: The Company expects third quarter revenue to be in the range of $35.0 million to $35.4 million.

Non-GAAP net income is expected to be in the range of $4.0 million to $4.3 million, or $0.16 to $0.17 per diluted share. Non-GAAP net income excludes an estimated $1.2 million in acquisition related costs and amortization, $4.6 million of stock compensation expense, and $100,000 in patent litigation related expenses.

GAAP net income, which includes acquisition related costs and amortization, stock compensation expense, and patent litigation related expenses is expected to be in the range of $100,000 to $300,000, or $0.00 to $0.01 per share.

Net income per diluted share calculations for the third quarter of 2012 are based on estimated fully-diluted weighted average shares outstanding of 25.5 million shares.

Fiscal year 2012: The Company expects full year 2012 revenue to be in the range of $138 million to $139 million.

Non-GAAP net income is expected to be in the range of $15.7 million to $16.5 million, or $0.62 to $0.65 per diluted share. Non-GAAP net income excludes an estimated $5.3 million in acquisition related costs and amortization, $15.2 million in stock compensation expense, and $400,000 in patent litigation related expenses.

GAAP net income, which includes acquisition related costs and amortization, stock compensation expense, and patent litigation related expenses is expected to be in the range of $900,000 to $1.2 million, or $0.04 to $0.05 per share.

Net income per diluted share calculations for the full year are based on estimated fully-diluted weighted average shares outstanding of 25.5 million.

Non-GAAP net income for the third quarter and fiscal year 2012 assume an effective tax rate of 39 percent. GAAP net income for the third quarter and fiscal year 2012 assume an effective tax rate of 80 percent.

Conference Call Information for Today, Wednesday, July 25, 2012

LogMeIn will host a corresponding conference call and live webcast at 5:00 p.m. Eastern Time today. To access the conference call, dial 888-549-7750 (for the U.S. and Canada) or 480-629-9722 (for international callers). A live webcast will be available on the Investor Relations section of the Company’s corporate website at www.LogMeIn.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 7:00 p.m. Eastern Time on July 25, 2012 until 11:59 p.m. Eastern Time on August 1, 2012, by dialing 800-406-7325 (for the U.S. and Canada) or 303-590-3030 (for international callers) and entering passcode 4552152#.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP cash flow from operations. Non-GAAP operating income excludes the acquisition related costs and amortization of intangibles, stock compensation expense, and patent litigation related expense. Non-GAAP provision for income taxes excludes the tax impact of acquisition related costs and amortization of intangibles, stock compensation expense, and patent litigation related expense. Non-GAAP net income and non-GAAP net income per diluted share exclude the acquisition related costs and amortization of intangibles, stock compensation expense, and patent litigation related expense. Non-GAAP cash flow from operations excludes payments related to patent litigation related costs, and acquisition related legal costs. The exclusion of certain expenses and payments in the calculation of Non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses and payments in the future presentation of our non-GAAP financial measures. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included in this release.

About LogMeIn, Inc.

LogMeIn (NASDAQ: LOGM) provides essential cloud-based services to individuals, businesses, and IT organizations for remote access, collaboration, customer care, and remote IT management. These services are used by millions of people to quickly, simply and securely connect over 150 million internet-enabled devices across the globe — computers, smartphones, iPad™ and Android™ tablets, and digital displays. LogMeIn is based in Woburn, Massachusetts, USA, with offices in Australia, Hungary, India, Japan, the Netherlands, and the UK.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to,

statements regarding the value, effectiveness and future success of the Company’s products and Cubby in particular, the acceleration of revenue from new and add-on business during the second half of 2012, the Company’s future opportunities and growth, and the Company’s financial guidance for fiscal year 2012 and the third quarter of 2012. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, dependence on the remote support and software market, customer adoption of the Company’s solutions, the Company’s ability to attract new customers and retain existing customers, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, intellectual property litigation, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the Company’s ability to develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, the result of any pending litigation, and other risks detailed in the Company’s other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

LogMeIn, LogMeIn Central, LogMeIn Pro, LogMeIn Hamachi, LogMeIn Free, LogMeIn Rescue, LogMeIn Ignition, join.me, BoldChat, and Cubby are trademarks or registered trademarks of LogMeIn in the US and other countries around the world. iPhone and iPad are trademarks of Apple, Inc. in the US and other countries around the world.

Contact Information:

Investors

Rob Bradley

781-897-1301

rbradley@LogMeIn.com

Press

Craig VerColen

LogMeIn, Inc.

781-897-0696

Press@LogMeIn.com

LogMeIn, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)

	December 31, 2011	June 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$103,604	$98,444
Marketable securities	95,040	100,015
Accounts receivable, net	8,747	8,363
Prepaid expenses and other current assets	2,412	2,939
Deferred income taxes	1,980	1,976

Total current assets	211,783	211,737
Property and equipment, net	5,203	5,885
Restricted cash	370	3,910
Intangibles, net	3,260	6,861
Goodwill	7,259	18,440
Other assets	242	231
Deferred income taxes	3,940	3,940

Total assets	$232,057	$251,004

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$6,275	$5,555
Accrued liabilities	10,473	13,097
Deferred revenue, current portion	55,962	59,702

Total current liabilities	72,710	78,354
Deferred revenue, net of current portion	2,302	3,125
Other long-term liabilities	1,239	2,293

Total liabilities	76,251	83,772

Commitments and contingencies
Equity:
Common stock	246	247
Additional paid-in capital	154,440	165,076
Retained earnings	2,677	3,329
Accumulated other comprehensive loss	(1,557)	(1,420)

Total equity	155,806	167,232

Total liabilities and equity	$232,057	$251,004

LogMeIn, Inc.

Condensed Consolidated Statements of Income (unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2012	2011	2012
Revenue	$29,098	$33,797	$56,137	$66,485
Cost of revenue	2,446	3,425	4,982	6,842

Gross profit	26,652	30,372	51,155	59,643

Operating expenses
Research and development	4,662	6,696	8,980	12,916
Sales and marketing	14,056	16,474	27,042	33,320
General and administrative	3,837	4,800	9,896	9,706
Legal settlements	—	—	1,250	—
Amortization of intangibles	92	146	184	273

Total operating expenses	22,647	28,116	47,352	56,215

Income from operations	4,005	2,256	3,803	3,428
Interest income, net	240	217	451	432
Other expense	(152)	(269)	(261)	(505)

Income before income taxes	4,093	2,204	3,993	3,355
Provision for income taxes	(1,411)	(1,628)	(1,376)	(2,703)

Net income	$2,682	$576	$2,617	$652

Net income per share:
basic	$0.11	$0.02	$0.11	$0.03
diluted	$0.11	$0.02	$0.10	$0.03
Weighted average shares outstanding:
basic	24,116,686	24,677,893	24,023,018	24,625,851
diluted	25,169,689	25,367,227	25,118,423	25,360,950

Calculation of Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Net Income per share (unaudited)
(In thousands, except share and per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2012	2011	2012
GAAP Income from operations	$4,005	$2,256	$3,803	$3,428
Add Back:
Stock-based compensation expense	2,251	3,089	3,997	6,073
Patent litigation related expenses	127	39	4,280	187
Acquisition related costs and amortization	113	1,537	220	3,125
Non-GAAP Operating income	6,496	6,921	12,300	12,813

Other income, net	88	(52)	190	(73)

Non-GAAP Income before provision for income taxes	6,584	6,869	12,490	12,740
Non-GAAP Provision for income taxes	(2,270)	(2,670)	(4,304)	(4,993)

Non-GAAP Net income	$4,314	$4,199	$8,186	$7,747

Non-GAAP Diluted net income per share:	$0.17	$0.17	$0.33	$0.31
Diluted weighted average shares outstanding used in computing per share amounts:	25,169,689	25,367,227	25,118,423	25,360,950

Stock-Based Compensation Expense
(In thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2012	2011	2012
Stock-based compensation expense:
Cost of revenue	$83	$108	$172	$215
Research and development	393	574	674	1,156
Sales and marketing	619	901	1,182	1,851
General and administrative	1,156	1,506	1,969	2,851

Total stock based-compensation	$2,251	$3,089	$3,997	$6,073

LogMeIn, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2012	2011	2012
Cash flows from operating activities
Net income	$2,682	$576	$2,617	$652
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,070	1,466	2,075	2,849
Amortization of premiums on investments	36	11	95	22
Provision for bad debts	16	33	30	55
Deferred income taxes	1,348	(7)	1,336	—
Income tax benefit from the exercise of stock options	(2,028)	—	(2,028)	—
Stock-based compensation	2,252	3,089	3,997	6,073
Gain on disposal of equipment	—	—	(1)	(1)
Changes in assets and liabilities:
Accounts receivable	(1,497)	(1,586)	(2,640)	441
Prepaid expenses and other current assets	29	(104)	494	(513)
Other assets	(128)	163	(163)	11
Accounts payable	(1,990)	876	645	(871)
Accrued liabilities	125	1,710	(881)	2,236
Deferred revenue	3,565	1,687	8,339	4,138
Other long-term liabilities	(52)	369	(93)	1,054

Net cash provided by operating activities	5,428	8,283	13,822	16,146

Cash flows from investing activities
Purchases of marketable securities	(54,996)	(19,995)	(85,073)	(74,987)
Proceeds from sale or disposal of marketable securities	55,000	20,000	85,000	70,000
Purchases of property and equipment	(977)	(946)	(2,095)	(2,285)
Intangible asset additions	(76)	(458)	(138)	(566)
Cash paid for acquisition, net of cash acquired	—	—	—	(14,832)
Increase in restricted cash and deposits	—	(3,558)	(25)	(3,558)

Net cash used in investing activities	(1,049)	(4,957)	(2,331)	(26,228)

Cash flows from financing activities
Proceeds from issuance of common stock upon option exercises	1,314	1,538	2,432	2,013
Income tax benefit from the exercise of stock options	2,028	1,551	2,028	2,552

Net cash provided by financing activities	3,342	3,089	4,460	4,565

Effect of exchange rate changes on cash and cash equivalents and restricted cash	201	(344)	773	357

Net increase (decrease) in cash and cash equivalents	7,922	6,071	16,724	(5,160)
Cash and cash equivalents, beginning of period	86,082	92,373	77,280	103,604

Cash and cash equivalents, end of period	$94,004	$98,444	$94,004	$98,444

Calculation of Non-GAAP Cash Flows from Operating Activities (unaudited)
(In thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2012	2011	2012
GAAP Cash flows from operating activities	$5,428	$8,283	$13,822	$16,146
Add Back:
Patent litigation related payments	3,283	114	4,203	265
Acquisition related legal payments	—	97	—	218

Non-GAAP Cash flows from operating activities	$8,711	$8,494	$18,025	$16,629